Exhibit 5.1

OPINION OF HELLER EHRMAN WHITE &

MCAULIFFE LLP

March 4, 2003

Sonic Solutions

101 Rowland Way, Ste 110

Novato, California 94945

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sonic Solutions, a California corporation (“Sonic”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) which Sonic proposes to file with the Securities and Exchange Commission on or about March 4, 2003 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of Sonic with an aggregate offering price of up to $20,000,000: (i) common stock, no par value (“Common Stock”), and (ii) one or more series of preferred stock, no par value (“Preferred Stock” and together with the Common Stock and Preferred Stock, the “Securities”). The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Securities may be sold pursuant to a definitive underwriting, purchase or similar agreement (the “Underwriting Agreement”) to be filed under a Current Report on Form 8-K or amendment to the Registration Statement.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a)	The Amended and Restated Articles of Incorporation of Sonic (the “Articles of Incorporation”) certified by the California Secretary of State as of March 3, 2003 and certified to us by an officer of Sonic as being complete and in full force and effect as of the date of this opinion;

(b)	The Bylaws of Sonic, as amended to date, certified to us by an officer of Sonic as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of an officer of Sonic (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of Sonic (the “Board”), relating to the Registration Statement, and (ii) certifying as to certain factual matters;

(d)	A Certificate of Good Standing relating to Sonic issued by the Secretary of State of the State of California as of March 3, 2003;

(e)	The Registration Statement; and

(f)	A Certificate of the transfer agent of Sonic, as to the number of shares of Common Stock of Sonic outstanding as of March 3, 2003.

This opinion is limited to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that:

1.    With respect to the issuance of any shares of Common Stock, (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Common Stock are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by Sonic and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of Sonic have taken all necessary corporate action to approve the issuance of the applicable shares of Common Stock and all matters related thereto; (v) the applicable shares of Common Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the applicable shares of Common Stock are offered and sold; (vii) appropriate certificates evidencing the applicable shares of Common Stock will be executed and delivered by Sonic; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, will be paid for the applicable shares of Common Stock; and (ix) all applicable securities laws are complied with, it is our opinion that, when issued and sold by Sonic, the Common Stock will be validly issued, and fully paid and nonassessable.

2.    With respect to the issuance of any series of Preferred Stock, (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the applicable shares of Preferred Stock are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock has been duly authorized, executed and delivered by Sonic and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of Sonic have taken all necessary corporate action to approve the issuance of the applicable shares of Preferred Stock and all matters related thereto, including the adoption of a Certificate of Determination of Preferences relating to such Preferred Stock and the filing of the Certificate of Determination of Preferences with the Secretary of State of the State of California; (v) the applicable shares of Preferred Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Preferred Stock reserved for issuance when the applicable shares of Preferred Stock are offered and sold, and, if convertible, there will be a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon conversion of the Preferred Stock; (vii) appropriate certificates evidencing the applicable shares of Preferred Stock will be executed and delivered by Sonic; (viii) the full consideration stated in the Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, will be paid for the applicable shares of Preferred Stock; and (ix) all applicable securities laws are complied with, it is our opinion that, when issued and sold by Sonic, the Preferred Stock will be validly issued, and fully paid and nonassessable.

We further advise you that:

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Experts” in the Prospectus or any Prospectus Supplements thereto constituting a part of the Registration Statement.

Very truly yours,

/s/ Heller Ehrman White & McAuliffe LLP